                                                                    EXHIBIT 99.2

                            [GNAZZOTHILL LETTERHEAD]

                                                                  April 30, 2002

Sequoia Mortgage Funding Corporation
591 Redwood Highway
Suite 3120
Mill Valley, CA 94941

Greenwich Capital Markets, Inc.
600 Steamboat Road
Greenwich, CT 06830

      Re:   Sequoia Mortgage Funding Company 2002-A

Ladies and Gentlemen:

      You have requested our opinion in connection with certain federal income tax matters related to Sequoia Mortgage Funding Company 2002-A (the "Bond Issuer") and the $80,622,000 Collateralized MBS Funding Bonds, Series 2002-A issued by it (the "Bonds"). The Bond Issuer is a statutory business trust formed by Sequoia Mortgage Funding Corporation (the "Depositor") pursuant to the Deposit Trust Agreement, dated as of April 1, 2002 (the "Deposit Trust Agreement"), between the Depositor and Wilmington Trust Company, as Owner Trustee. The Bonds are being issued pursuant to an Indenture, dated as of April 1, 2002 (the "Indenture") between the Bond Issuer and The Bank of New York, as Bond Trustee. Reference is hereby made to the Depositor's Universal Shelf Registration Statement on Form S-3 (Registration Statement No. 333-22681), including a prospectus (such prospectus as amended through the date hereof, the "Prospectus"), filed with the Securities and Exchange Commission under the Securities Act of 1933 on March 4, 1997 and declared effective by the Securities and Exchange Commission on May 29, 1997, along with the Post-Effective Amendment No. 1 to Form S-3 Registration Statement, filed with the Securities and Exchange Commission under the Securities Act of 1933 on May 12, 2000 and declared effective on May 24, 2000, and the Prospectus Supplement, dated April 29, 2002 (the "Prospectus Supplement"). Each capitalized term used but not defined herein has the meaning assigned thereto in the Indenture.

      We have acted as special tax counsel to Sequoia Mortgage Funding Corporation (the "Depositor") in connection with the above transaction and have assisted in the preparation of the federal income tax summaries set forth in the Prospectus Supplement used in connection with the issuance of the Bonds. In formulating our opinions, we have reviewed final copies, dated on or before the date hereof, of (i) the Prospectus and the Prospectus Supplement, (ii) the Indenture and the Bonds, (iii) the Deposit Trust Agreement, (iv) the Pooled Security Sale and Collection Agreement, (v) the Management Agreement and (vi) such resolutions, certificates, records, and other documents provided by the Depositor as we have deemed necessary or appropriate as a basis for the opinions set forth below.

      In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals or finals, the conformity to

Sequoia Mortgage Funding Corporation
Greenwich Capital Markets, Inc.
April 30, 2002
Page 2


original documents of all documents submitted to us as certified, conformed or other copies, and the authenticity of the originals of such copies. In rendering our opinions, we have assumed that the transactions described in or contemplated by the foregoing documents have been and will be consummated in accordance with the terms of such operative documents, and that such documents accurately reflect the material facts of such transactions.

      Our opinion is also based on the Internal Revenue Code of 1986, as amended, administrative rulings, judicial decisions, Treasury regulations and other applicable authorities. The statutory provisions, regulations, and interpretations on which our opinion is based are subject to change, possibly retroactively. In addition, there can be no complete assurance that the Internal Revenue Service will not take positions contrary to the conclusions stated in our opinion.

      Based on the foregoing, we are of the opinion that, assuming compliance with the provisions of the Deposit Trust Agreement, the Indenture and the Pooled Security Sale and Collection Agreement, for federal income tax purposes:

      1. Although the discussion in the Prospectus and the Prospectus Supplement under the heading "Federal Income Tax Consequences" does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of the Bonds, in our opinion, such discussion taken as whole constitutes in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership and disposition of the Bonds under existing law;

      2. The Bonds will be treated as indebtedness for United States federal income tax purposes, and not as an ownership interest in the Pooled Securities or the Bond Issuer; and

      3. The Bond Issuer will not be subject to entity level taxes for United States federal income tax purposes as (i) an association taxable as a corporation, (ii) a "taxable mortgage pool" within the meaning of Section 7701(i) of the Code or (iii) a "publicly traded partnership" within the meaning of Section 7704 of the Code.

      Other than as expressly stated above, we express no opinion on any issue relating to the Depositor or any of its affiliates, the Bond Issuer, the Trust Estate, or to any other securities issued by them, or under any law other than the federal income tax laws.

      We are furnishing this opinion to you solely in connection with the initial sale of the Bonds and it is not to be relied upon, used, circulated, quoted or otherwise referred to for any other purpose without our express written permission.

                                     Very truly yours,


                                     /s/ GNAZZOTHILL, A PROFESSIONAL CORPORATION

                                     GNAZZOTHILL, A PROFESSIONAL CORPORATION